Exhibit 99.1

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Combined Financial Statements

December 31, 2018 and 2017

March 31, 2019 (unaudited)

Independent Auditors’ Report

To the Shareholder

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Elgin, Illinois

We have audited the accompanying combined financial statements of Progressive Health and Rehabilitation Ltd. and Illinois Spine and Disc Institute Ltd. (the “Company”), which comprise the combined balance sheets at December 31, 2017 and 2018, and the related combined statements of income, shareholder’s equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

Management’s Responsibility for the Combined Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2017 and 2018, and the results of its operations and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

April 1, 2019

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Combined Balance Sheets

December 31, 2018 and 2017, and

March 31, 2019 (unaudited)

	March 31,	December 31,
	2019	2018	2017
	(unaudited)
ASSETS

Current assets:
Cash	$107,126	$509,209	$971,386
Accounts receivable, net	541,890	661,349	180,155
Due from related parties	-	-	51,970
Prepaid expenses and other current assets	91,360	100,040	468,148
Total current assets	740,376	1,270,598	1,671,659

Property and equipment, net	55,693	63,312	92,870

Other assets:
Goodwill	140,000	140,000	140,000
Security deposits	17,012	17,012	17,012
Total other assets	157,012	157,012	157,012

Total assets	$953,081	$1,490,922	$1,921,541

LIABILITIES AND SHAREHOLDER’S EQUITY

Current liabilities:
Accounts payable and accrued expenses	$289,796	$306,546	$477,037
Due to shareholder	764,005	764,005	415,131
Line of credit	80,000	-	44,500
Total current liabilities	1,133,801	1,070,551	936,668

Total liabilities	1,133,801	1,070,551	936,668

Shareholder’s equity:
Common stock; $1 par value, 10,000 authorized, 1,000 1,000 1,000 1,000 shares issued and outstanding
Common stock; $5 par value, 1,000 authorized, 200 shares issued and outstanding	1,000	1,000	1,000
Treasury stock	(4,245)	(4,245)	(4,245)
(Accumulated deficit) retained earnings	(178,475)	422,616	987,118
Total shareholder’s equity	(180,720)	420,371	984,873

Total liabilities and shareholder’s equity	$953,081	$1,490,922	$1,921,541

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Combined Statements of Income

For the Years Ended December 31, 2018 and 2017 and

For the Three Months Ended March 31, 2019 (unaudited)

	Three Months
	Ended	Year Ended
	March 31,	December 31,
	2019	2018	2017
	(unaudited)

Patient revenues	$1,069,358	$6,765,138	$5,502,386
Contractual adjustments	(533,221)	(1,753,611)	(1,210,451)
Total patient revenues, net	536,137	5,011,527	4,291,935

Operating expenses:
Patient expenses	207,478	662,464	914,433
Salaries and benefits	402,249	1,578,773	1,528,260
Advertising and marketing	143,817	821,032	427,127
General and administrative	167,381	1,123,000	1,170,693
Depreciation	7,619	45,731	55,523
Total operating expenses	928,544	4,231,000	4,096,036

Operating (loss) income	(392,407)	780,527	195,899

Other income (expense):
Interest income	92	20,242	278
Other income	-	-	9,200
Interest expense	(663)	(803)	(2,034)
Total other income (expense)	(571)	19,439	7,444

Net (loss) income	$(392,978)	$799,966	$203,343

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Combined Statements of Shareholder’s Equity

For the Years Ended December 31, 2018 and 2017 and

For the Three Months Ended March 31, 2019 (unaudited)

	Number of Shares	Par	Treasury	Retained Earnings	Total

Balance, January 1, 2017	1,200	$2,000	$(4,245)	$1,201,860	$1,199,615

Distributions to shareholder	-	-	-	(418,085)	(418,085)

Net income	-	-	-	203,343	203,343

Balance, December 31, 2017	1,200	2,000	(4,245)	987,118	984,873

Distributions to shareholder	-	-	-	(1,364,468)	(1,364,468)

Net income	-	-	-	799,966	799,966

Balance, December 31, 2018	1,200	$2,000	$(4,245)	$422,616	$420,371

Distributions to shareholder	-	-	-	(208,113)	(208,113)

Net loss	-	-	-	(392,978)	(392,978)

Balance, March 31, 2019 (unaudited)	1,200	$2,000	$(4,245)	$(178,475)	$(180,720)

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Combined Statements of Cash Flows

For the Years Ended December 31, 2018 and 2017 and

For the Three Months Ended March 31, 2019 (unaudited)

	Three Months
	Ended	Year Ended
	March 31,	December 31,
	2019	2018	2017
	(unaudited)
Cash flows from operating activities:
Net (loss) income	$(392,978)	$799,966	$203,343
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	7,619	45,731	55,523
(Increase) decrease in operating assets:
Accounts receivable, net	119,459	(481,194)	304,932
Due from related parties	-	51,970	68,764
Prepaid expenses and other current assets	8,679	368,108	96,323
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(16,749)	(170,492)	87,702
Due to shareholder	-	348,874	(331,158)
Net cash (used in) provided by operating activities	(273,970)	962,963	485,429

Cash flows from investing activities:
Purchase of property and equipment	-	(16,172)	(18,451)
Net cash used in investing activities	-	(16,172)	(18,451)

Cash flows from financing activities:
Payments on line of credit	-	(435,558)	(1,000)
Proceeds from line of credit	80,000	391,058	-
Distributions to shareholder	(208,113)	(1,364,468)	(418,085)
Net cash used in financing activities	(128,113)	(1,408,968)	(419,085)

Net (decrease) increase in cash	(402,083)	(462,177)	47,893

Cash, beginning of year	509,209	971,386	923,493

Cash, end of year	$107,126	$509,209	$971,386

Supplemental cash flow information:
Interest paid	$663	$803	$2,034

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Notes to Combined Financial Statements

Description of Business

Progressive Health and Rehabilitation Ltd. and Illinois Spine & Disc Institute Ltd. (collectively “Progressive Health” or “we”) provide orthopedic therapies through its outpatient medical clinics which provide conservative, non-invasive medical treatments to help patients with back pain, knee pain, joint pain, ligament and tendon damage, and other related soft tissue conditions. The Company has three (3) medical clinics located in Illinois.

Note 2 – Summary of Significant Accounting Policies

Principles of Combination

The accompanying combined financial statements include the accounts of Progressive Health and Rehabilitation Ltd. and Illinois Spine & Disc Institute Ltd. which are combined due to common ownership and integrated activities.

All significant intercompany balances and transactions have been eliminated in combination.

Use of Estimates

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date and for the periods that the combined financial statements are prepared. On an ongoing basis, we evaluate our estimates, including those related to insurance adjustments and provisions for doubtful accounts. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results could materially differ from those estimates.

Revenue Recognition

Our patient service revenue is derived from non-surgical procedures performed at the outpatient medical clinics and patient visits to physicians. The fees for such services are billed either to the patient or to a third- party payer, including Medicare. We recognize patient service revenue, net of contractual allowances, which is estimated based on the historical trend of our cash collections and contractual write-offs.

Fair Value of Financial Instruments

The carrying amount of accounts receivable approximate their respective fair values due to the short- term nature. The carrying amount of the line of credit approximates fair values due to market interest rates. Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and accounts receivable.

Cash and Cash Equivalents

We consider all short-term investments with an original maturity of three months or less to be cash equivalents. We had no cash equivalents at December 31, 2018 and 2017, and March 31, 2019 (unaudited).

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Notes to Combined Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Accounts Receivable

Accounts receivable primarily consists of amounts due from third-party payers (non-governmental), governmental payers and private pay patients and is recorded net of allowances for doubtful accounts and contractual discounts. Our ability to collect outstanding receivables is critical to our results of operations and cash flows. Accordingly, accounts receivable is recorded at the net amount expected to be received. Our primary collection risks are (i) the risk of overestimation of net revenues at the time of billing that may result in us receiving less than the recorded receivable, (ii) the risk of non-payment as a result of commercial insurance companies’ denial of claims, (iii) the risk that patients will fail to remit insurance payments to us when the commercial insurance company pays out-of-network claims directly to the patient, (iv) resource and capacity constraints that may prevent us from handling the volume of billing and collection issues in a timely manner, (v) the risk that patients do not pay us for their self-pay balances (including co-pays, deductibles and any portion of the claim not covered by insurance) and (vi) the risk of non-payment from uninsured patients.

Our accounts receivable from third-party payers are recorded net of estimated contractual adjustments and allowances from third-party payers, which are estimated based on the historical trend of our facilities’ cash collections and contractual write-offs, accounts receivable aging, established fee schedules, relationships with payers and procedure statistics. While changes in estimated reimbursement from third-party payers remain a possibility, we expect that any such changes would be minimal and, therefore, would not have a material effect on our financial condition or results of operations. Our collection policies and procedures are based on the type of payer, size of claim and estimated collection percentage for each patient account. The operating systems used to manage our patient accounts provide for an aging schedule in 30-day increments, by payer, physician and patient. We analyze accounts receivable at each of the facilities to ensure the proper collection and aged category. The operating systems generate reports that assist in the collection efforts by prioritizing patient accounts. Collection efforts include direct contact with insurance carriers or patients and written correspondence.

Allowance for Doubtful Accounts, Contractual and Other Discounts

Management estimates the allowance for contractual and other discounts based on its historical collection experience and contracted relationship with the payers. The services authorized and provided and related reimbursement are often subject to interpretation and negotiation that could result in payments that differ from our estimates. Our allowance for doubtful accounts is based on historical experience, but management also takes into consideration the age of accounts, creditworthiness and current economic trends when evaluating the adequacy of the allowance for doubtful accounts. An account may be written-off only after we have pursued collection efforts or otherwise determine an account to be uncollectible. Uncollectible balances are written-off against the allowance. Recoveries of previously written-off balances are credited to income when the recoveries are made.

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Notes to Combined Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation. Additions and improvements to property and equipment are capitalized at cost. Depreciation of owned assets and amortization of leasehold improvements are computed using the straight-line method over the shorter of the estimated useful lives of the related assets or the lease term. The cost of assets sold or retired, and the related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in other income (expense) for the year. Expenditures for maintenance and repairs are charged to expense as incurred.

Long-Lived Assets

Long-lived assets such as goodwill and property and equipment are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. There were no impairments of long lived assets for the years ended December 31, 2018 and 2017, and for the three months ended March 31, 2019 (unaudited).

Advertising and Marketing

We use advertising and marketing to promote our services. Advertising and marketing costs are expensed as incurred. Advertising and marketing expense was $821,032 and $427,127 for the years ended December 31, 2018 and 2017, and $143,817 for the three months ended March 31, 2019 (unaudited).

Income Taxes

The Company, with the consent of our shareholder, has elected Subchapter S status under the Internal Revenue Code. In lieu of corporation income taxes, the shareholder of an S corporation is taxed individually on his share of our taxable income. Therefore, no provision or liability for federal or state income taxes has been included in these combined financial statements.

Uncertain Tax Positions

We have adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 740-10-25, Accounting for Uncertainty in Income Taxes. We will record a liability for uncertain tax positions when it is more likely than not that a tax position would not be sustained if examined by the taxing authority. Our management continually evaluate expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

Our evaluation on December 31, 2017 and 2018 revealed no uncertain tax positions that would have a material impact on the combined financial statements. The 2014 through 2016 tax years remain subject to examination by the IRS. We do not believe that any reasonably possible changes will occur within the next twelve months that will have a material impact on the combined financial statements.

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Notes to Combined Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Legal Proceedings and Loss Contingencies

We can be subject to asserted claims and legal proceedings, many associated with activities incidental to business. The outcome of any legal proceeding is not within the Company’s complete control, it is often difficult to predict and is resolved over very long periods of time. Estimating probable losses associated with any legal proceedings or other loss contingencies are very complex and require the analysis of many factors including assumptions about potential actions by third parties. We disclose our loss contingencies when there is at least a reasonable possibility that a loss has been incurred and are recorded as liabilities in the combined financial statements when it is both (1) probable or known that a liability has been incurred and (2) the amount of the loss is reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability. If a loss contingency is not probable or cannot be reasonably estimated, a liability is not recorded in the financial statements.

There are no known legal proceedings ongoing or loss contingencies for the years ended December 31, 2018 and 2017, and for the three months ended March 31, 2019 (unaudited).

Recent Accounting Pronouncements

In May, 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU supersedes current guidance on revenue recognition in Topic 605, Revenue Recognition. In addition, there are disclosure requirements related to the nature, amount, timing, and uncertainty of revenue recognition. This ASU will be effecting our annual reporting periods beginning after December 15, 2018. Early application of this ASU is permitted. Additional ASUs have been issued to amend or clarify this ASU as follows:

●	ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients was issued in May 2016. ASU No. 2016-12 amends the new revenue recognition standard to clarify the guidance on assessing collectability, presenting sales taxes, measuring noncash consideration, and certain transition matters.

●	ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing was issued in April 2016. ASU No. 2016-10 addresses implementation issues identified by the FASB-International Accounting Standards Board Joint Transition Resource Group for Revenue Recognition (“TRG”).

Management is currently evaluating the potential impact of the adoption of these new ASUs on the combined financial statements, but currently does not expect a significant change in its amount and timing of patient revenues.

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Notes to Combined Financial Statements

Note 2 – Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the combined balance sheets for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition on the combined statements of income. The new standard is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the combined financial statements, with certain practical expedients available. Management is currently evaluating the impact that adoption of this new standard will have on its combined financial statements, and expects to record a ROU asset and related obligation upon adoption.

Note 3 – Concentration of Credit Risks

Cash

We place our cash with high credit quality financial institutions. Cash in excess of the Federal Deposit Insurance Corporation (“FDIC”) coverage of $250,000 per financial institution was $0 and $346,650 at December 31 2018 and 2017, respectively, and $0 at March 31, 2019 (unaudited). We maintain our cash in accounts at financial institutions, which may, at times, exceed federally-insured limits. We have not experienced any losses on such accounts and do not feel we are exposed to any significant risk with respect to cash.

Note 4 – Accounts Receivable

Accounts receivable consisted of the following:

	March 31,	December 31,
	2019	2018	2017
	(unaudited)

Gross accounts receivable	$975,778	$2,067,911	$1,546,677
Less: allowance for doubtful accounts and contractual adjustments	(433,888)	(1,406,562)	(1,366,522)
Accounts receivable, net	$541,890	$661,349	$180,155

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Notes to Combined Financial Statements

Note 5 – Property and Equipment

Property and equipment consisted of the following:

	Estimated	March 31,	December 31,
	Useful Life in Years	2019	2018	2017
		(unaudited)
Leasehold improvements	Shorter of asset or lease term	$194,397	$194,397	$194,397
Medical equipment	3 to 7	656,029	656,029	639,855
Office furniture and fixtures	3 to 7	154,361	154,361	154,361
Total property and equipment		1,004,787	1,004,787	988,613
Less: accumulated depreciation		(949,094)	(941,475)	(895,743)
Property and equipment, net		$55,693	$63,312	$92,870

Depreciation was $45,731 and $55,523 for the years ended December 31, 2018 and 2017, respectively, and $7,619 for the three months ended March 31, 2019 (unaudited).

Note 6 – Operating Leases

We have certain cancelable and non-cancelable operating leases for facilities used in the treatment of patients. These leases expire on various dates through 2023.

Rent expense for the operating leases was $161,711 and $175,296 during the years ended December 31, 2018 and 2017, respectively, and $43,377 for the three months ended March 31, 2019 (unaudited).

The required future minimum lease payments under the remaining non-cancelable operating leases consists of the following:

Years Ending December 31,

2019 (9 months)	$133,183
2020	142,626
2021	75,357
2022	77,221
2023	45,680
Total	$474,067

Progressive Health and Rehabilitation Ltd. and

Illinois Spine & Disc Institute Ltd.

Notes to Combined Financial Statements

Note 7 – Line of Credit

We have a $750,000 line of credit with a financial institution that matures on August 12, 2019. The line bears interest at a rate of daily LIBOR plus 0.400 percentage points (2.86% and 1.89% at December 31, 2018 and 2017, respectively). The line is secured by substantially all of our assets and personally guaranteed by the shareholder. The LOC had a $0 and $44,500 balance at December 31, 2018 and 2017, respectively. Amd $80,000 at March 31, 2019 (unaudited).

Note 8 – Related Party Transactions

We advanced funds to an entity owned by our shareholder, which was repaid during 2018. At December 31, 2017, the amount due from this related party was $51,970.

Our sole shareholder advanced money to us for working capital purposes. We owed $764,005 to this individual at December 31, 2018 and March 31, 2019 (unaudited), and $415,313 at December 31, 2017.

Note 9 – Retirement Plan

We offer a 401(k) plan that covers eligible employees. The plan provides for voluntary salary deferrals for eligible employees. Additionally, we are required to make matching contributions for those employees that elect salary deferrals. We made contributions of $13,265 and $11,653 during 2018 and 2017, respectively. We made no contributions during the three months ended March 31, 2019 (unaudited).

Note 10 – Commitments and Contingencies

We are subject to extensive regulation, including health insurance regulations directed at ascertaining the appropriateness of reimbursement, establishing controls designed to prevent fraud and abuse and otherwise regulating reimbursement. To ensure compliance, various insurance providers often conduct audits and request patient records and other documents to support claims submitted for payment of services rendered to customers. In the event that an audit results in discrepancies in the records provided, insurance providers may be entitled to extrapolate the results of the audit to make overpayment demands based on a wider population of claims than those examined in the audit.

From time to time, the Company is subject to threatened and asserted claims in the ordinary course of business. Because litigation and arbitration are subject to inherent uncertainties and the outcome of such matters cannot be predicted with certainty, future developments could cause any one or more of these matters to have a material impact on the Company’s future financial condition, results of operations or liquidity.

Note 11 – Subsequent Events

In April 2019, IMAC Holdings, Inc. (“IMAC”) consummated an Agreement and Plan of Merger with the sole shareholder of Progressive Health, resulting in a change in control.